UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 8, 2005

MERITAGE HOMES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-9977	86-0611231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8501 E. Princess Drive, Suite 290, Scottsdale, Arizona		85255
(Address of Principal Executive Offices)		(Zip Code)

(480) 609-3330
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                          Other Events

On February 23, 2005, we announced an offer to purchase for cash all of our outstanding 9 ¾% Senior Notes due 2011 (the “Notes”) and the solicitation of consents to eliminate most of the restrictive covenants in the indenture governing the Notes.  On March 8, 2005, we received notice from the depositary that as of the consent expiration date, the holders of more than two-thirds of the aggregate principal amount of the outstanding Notes had validly tendered and not withdrawn their Notes and provided their consents to effect the proposed amendments to the indenture under which the Notes were issued.  As a result, we have received the requisite consents and tenders for our Notes in order to effect all of the proposed amendments to the indenture and we plan to promptly execute and deliver a supplemental indenture to the indenture under which the Notes were issued.

A copy of the press release, including information concerning forward-looking statements and factors that may affect our future results, is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 9.01.                                          Financial Statements and Exhibits

(c)                                  Exhibits

99.1                           Press Release dated March 9, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 9, 2005

MERITAGE HOMES CORPORATION

	/s/	Larry W. Seay
	By:	Larry W. Seay
Chief Financial Officer, Vice President and Secretary